ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
25 Sawyer Passway
Fitchburg, MA 01420

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
and
NOTICE OF ANNUAL MEETING
August 15, 2013
Proxy materials for the 2013 Annual Meeting of Stockholders of Arrhythmia Research Technology, Inc., are now available on the Internet. Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

Dear Stockholder,

The Annual Meeting will be held at the Four Points by Sheraton, 99 Erdman Way, Leominster, Massachusetts on Friday, August 15, 2013 at 10:00 a.m., local time, for the following purposes:

1.	To re-elect two Class III directors to hold office for three years until the 2016 annual meeting and until their successors are duly elected and qualified.

2.	To approve a non-binding advisory vote on executive compensation ("say-on-pay").

3.	To approve the advisory vote on the frequency of the advisory vote on executive compensation ("say-on-pay" votes).

4.	The ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm;

5.	The authorization to adjourn the Annual Meeting to a later date or dates if there are insufficient votes to approve the proposals; and

6.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
To access your proxy materials online, vote online or request to receive a paper or e-mail copy of your proxy materials, please see the instructions on the reverse side of this Notice.
To obtain directions to attend the Annual Meeting and vote in person, please call Shareholder Relations at (978) 345-5000.
You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.
Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Vote Your Proxy on the Internet:
Go to www.cstproxyvote.com/arthrt/2013

Have your proxy card available when
you access the above website. Follow
the prompts to vote your shares.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

You will need your COMPANY ID, PROXY NUMBER & ACCOUNT NUMBER in order to access your proxy materials online, vote online or request to receive a paper or email copy of your proxy materials.
The Proxy Materials are available for review at: www.cstproxy.com/arthrt/2013
ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on August 15, 2013.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the information contained in the proxy materials before voting.
The Company's Proxy Statement and Annual Report to Shareholders are available at:
www.cstproxy.com/arthrt/2013
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before August 5, 2013 to facilitate timely delivery.

The following proxy materials are available for you to review online at www.cstproxy.com/arthrt/2013
•the Notice and Proxy Statement for the Annual Meeting;
•the Proxy Card;
•the Company's Annual Report to Shareholders for the year ended December 31, 2012;
•the Company's Interim Report for the three months ended March 31, 2013.
ACCESSING YOUR PROXY MATERIALS ONLINE
If you have access to the Internet, you can view your proxy materials and complete the voting process in a few easy steps:

Step 1:    Go to www.cstproxy.com/arthrt/2013
Step 2:    Click the appropriate button to view the Company's proxy materials.
Step 3:    Make your selection as instructed to choose your delivery preferences and to VOTE.
Step 4:    Follow the instructions on the screen to log in.

You will not be required to provide any identifying information other than your
COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER to complete the voting process online.

OBTAINING A FREE PAPER OR E-MAIL COPY OF THE PROXY MATERIALS

If you prefer, you may request to receive your proxy materials for the Annual Meeting or for future annual meetings of the Company's shareholders on paper or via e-mail in any of the following ways:
Telephone:    Call us toll-free at (888)221-0690.

Internet:	Go to www.cstproxy.com/arthrt/2013 and request a printed version of the materials.

E-mail:	Send a message to proxy@continentalstock.com with ARTHRT in the subject field and include your registered holder name, address and COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER.